EXHIBIT 10.4

AMENDED AND RESTATED SECURITY AND GUARANTY AGREEMENT

THIS AMENDED AND RESTATED SECURITY AND GUARANTY AGREEMENT, originally dated as of January 16, 2015, as amended and restated as of January 24, 2015 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, this “Security Agreement”), is by and among FXCM Holdings, LLC, a Delaware limited liability company (the “Company”), FXCM Newco, LLC, a Delaware limited liability company (“Newco” and, together with the Company, the “Borrower”), FXCM Partners, LLC, a Delaware limited liability company, Yozma LLC, a Delaware limited liability company, Financial Horizons Capital, LLC, a Delaware limited liability company, Horizons Funding, LLC, a Delaware limited liability company, Forex Trading L.L.C., a Delaware limited liability company, and FXCM SYSTEMS, LLC, a Delaware limited liability company (collectively, with the Company, Newco, and any Additional Debtor (as defined herein) that may become a party hereto, the “Debtors” and, each individually, a “Debtor”), and Leucadia National Corporation (“Leucadia”), in its capacity as administrative agent for the Secured Parties (as defined herein) (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower is party to that certain Credit Agreement, dated as of January 16, 2015 (the “Original Credit Agreement”), among the Borrower and Leucadia National Corporation, as the initial Lender and as the Administrative Agent, under which the initial Lender made Loans to the Borrower in an initial aggregate principal amount of $300,000,000, on the terms and conditions set forth therein;

WHEREAS, the Company, Newco and certain Subsidiaries of the Company are party to that certain Security and Guaranty Agreement, dated as of January 16, 2015 (the “Original Security Agreement”), among the Company, Newco, the Guarantors party thereto and the Administrative Agent, under which each of the Company, Newco and such Guarantors (i) granted Liens to the Administrative Agent on substantially all of their respective assets to secure all of the Obligations under the Original Credit Agreement and the other Loan Documents and (ii) guaranteed all of each other Loan Party’s Obligations under the Original Credit Agreement and the other Loan Documents;

WHEREAS, the parties hereto have agreed to amend and restate (i) the Original Credit Agreement on the terms and conditions set forth in that certain Amended and Restated Credit Agreement, dated as of the date hereof (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto and the Administrative Agent and (ii) the Original Security Agreement on the terms and conditions set forth in this Security Agreement; and

WHEREAS, the Administrative Agent has agreed to continue to act as agent for the benefit of the Secured Parties in connection with the transactions contemplated by the Credit Agreement, this Security Agreement and the other Loan Documents.

NOW, THEREFORE, in consideration of the premises, the Debtors and the Administrative Agent hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Defined Terms.  Unless otherwise defined herein, all terms defined in the UCC (as defined below) shall have the meanings assigned to them in the UCC.  Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.  As used herein, the following terms have the following meanings:

“After-Acquired Intellectual Property” has the meaning assigned to it in Section 4.5(i) hereof.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Collateral” has the meaning assigned to it in Article II hereof.

“Copyright Licenses” means all agreements, whether written or oral, providing for the grant by or to any Debtor of any right to exploit a copyrighted work (including, without limitation, any of the foregoing listed in Schedule IV), granting any right under any Copyright.

“Copyrights” means (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule IV), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

“Debtor” and “Debtors” has the meaning set forth in the preamble.

“Event of Default” has the meaning specified in the Credit Agreement.

“Foreign Subsidiary Voting Stock” means the voting Equity Interests of any Foreign Subsidiary.

“Hedge Agreements” means any Swap Contract between any Loan Party and any of its Subsidiaries and any Hedge Bank.

“Instrument” has the meaning specified in Article 9 of the UCC.

“Intellectual Property” means all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, the Trade Secrets, technology, know-how and processes, and all rights to sue at law or in equity for any past, present or future infringement or other impairment thereof, including the right to receive all revenues, income, proceeds and damages therefrom.

“Investment Related Property” means (i) all Investment Property (other than any Foreign Subsidiary Voting Stock excluded from the definition of “Collateral”) and (ii) all Pledged Notes and all Pledged Equity.

“Issuer” means each issuer of any Investment Related Property.

“Maximum Liability” has the meaning set forth in Section 6.8.

“Non-Paying Debtor” has the meaning set forth in Section 6.9.

“Obligated Party” has the meaning set forth in Section 6.2.

“Patent Licenses” means all agreements, whether written or oral, providing for the grant by or to any Debtor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule IV.

“Patents” means (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, including, without limitation, any of the foregoing referred to in Schedule IV, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in Schedule IV, and (iii) all rights to obtain any reissues or extensions of the foregoing.

“Paying Debtor” has the meaning set forth in Section 6.9.

“Payment in Full” or “Paid in Full” means the indefeasible payment in full in cash of all Secured Obligations (other than obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreement and unasserted indemnity obligations that expressly survive the termination of the Loan Documents) and the termination of any commitment of the Secured Parties to extend credit to the Loan Parties pursuant to the Loan Documents.

“Pledged Equity” means with respect to each Debtor:  (i) all of the Equity Interests of each Domestic Subsidiary of such Debtor, (ii) (A) sixty-five percent (65%) of all issued and outstanding shares of all classes of voting Equity Interests of each First-Tier Foreign Subsidiary of such Debtor and (B) one-hundred percent (100%) of all issued and outstanding shares of all classes of non-voting Equity Interests of each First-Tier Foreign Subsidiary of such Debtor, and (iii) all of the Equity Interests of each Permitted Foreign Subsidiary of such Debtor, including, without limitation, the Equity Interests specified on Part I of Schedule V.

“Pledged Notes” means the promissory notes specified on Part II of Schedule V.

“Restricted Securities Collateral” has the meaning set forth in Section 5.3(b).

“Secured Obligations” means all Obligations of the Loan Parties, whether existing as of the Closing Date or thereafter incurred, created or arising and whether direct or indirect, absolute or contingent, due or to become due, under, arising out of or in connection with this Security Agreement, the Credit Agreement or any of the other Loan Documents to which any Loan Party is or after the Closing Date becomes a party, including, without limitation, all principal of and interest on the Loans, all fees, expenses, indemnities and other amounts payable by any Loan Party under the Credit Agreement or any other Loan Document (including interest accruing after the filing of a petition or commencement of a case with respect to a Loan Party seeking relief under any applicable federal and state laws pertaining to bankruptcy, reorganization, arrangement, moratorium, readjustment of debts, dissolution, liquidation or other debtor relief, specifically including, without limitation, the Bankruptcy Code of the United States and any fraudulent transfer and fraudulent conveyance laws, whether or not the claim for such interest is allowed in such proceeding), and all obligations arising under Cash Management Agreements and Hedge Agreements and all costs and expenses incurred in connection with enforcement and collection of the foregoing, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising. Any reference in the Credit Agreement, the Security Agreement or in the other Loan Documents to the Secured Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any insolvency, bankruptcy, reorganization or other similar proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such insolvency, bankruptcy, reorganization or other similar proceeding.

“Securities Act” means the Securities Act of 1933, as amended.

“Trade Secrets” means all trade secrets and all other confidential or proprietary information and know-how, whether or not reduced to a writing or other tangible form, including all documents and things embodying, incorporating or describing such information.

“Trademark Licenses” means all agreements, whether written or oral, providing for the grant by or to any Debtor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule IV.

“Trademarks” means (i) all trademarks, trade names, organizational names, company names, business names, fictitious business names, trade styles, service marks, domain names, logos and other source or business identifiers, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule IV, (ii) the right to obtain all renewals thereof and (iii) the goodwill of the business symbolized by and connected with the use of any of the foregoing.

“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

1.2 Construction.  Sections 1.02 and 1.05 of the Credit Agreement shall apply herein mutatis mutandis.

ARTICLE II

GRANT OF SECURITY INTERESTS

As security for the prompt and complete payment and performance in full of all the Secured Obligations, each Debtor (i) reaffirms the security interest granted pursuant to the Original Security Agreement and (ii) hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a security interest in all of the Debtors’ right, title and interest in, to and under the following, in each case, whether owned or existing as of the Closing Date or thereafter acquired or arising, and wherever located (all of which being hereinafter collectively called the “Collateral”):

(a) all Accounts;

(b) all Chattel Paper;

(c) all Commercial Tort Claims, including without limitation, the Commercial Tort Claims described on Schedule II hereto;

(d) all Deposit Accounts;

(e) all Documents;

(f) all General Intangibles;

(g) all Goods;

(h) all Instruments;

(i) all Investment Related Property;

(j) all Letter of Credit Rights;

(k) all Money;

(l) all Intellectual Property;

(m) all Supporting Obligations relating to any of the foregoing; and

(n) all Proceeds, products, accessions, additions, substitutions, replacements, rents and profits of or in respect of any or all of the foregoing;

provided, however, that the grant of a security interest hereunder shall not attach to, and the term “Collateral” shall not include, any of the following: (i) any lease, license, contract or agreement to which a Debtor is a party to the extent the grant of such security interest shall constitute or result in (A) the abandonment, invalidation or unenforceability of any right, title or interest of any Debtor therein or (B) in a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity); (ii) any lease, license, contract or agreement to which any Debtor is a party, any of its rights or interests thereunder or any assets subject thereto to the extent that any applicable law prohibits the creation of a security interest thereon (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity); (iii) any Equity Interests in excess of 65% of all issued and outstanding shares of all classes of voting Equity Interests of any First-Tier Foreign Subsidiary; and (iv) any applications for trademarks or service marks filed in the United States Patent and Trademark Office (the “PTO”) pursuant to 15 U.S.C. §1051 Section 1(b) unless and until evidence of use of the mark in interstate commerce is submitted to the PTO pursuant to 15 U.S.C. §1051 Section 1(c) or Section 1(d); provided, further, that (A) with respect to any assets excluded by clauses (i) through (iv) above, the security interest granted hereunder, to the extent severable, shall attach immediately to any portion of such lease, license, contract, agreement or other asset that does not result in the consequences described in such clauses; and (B) the exclusions described in clauses (i) through (iv) above, shall not, in any way limit, impair or otherwise affect the Secured Parties’ continuing security interest upon any and all proceeds from the sale, transfer, assignment, license, lease or other disposition of such lease, license, contract, agreement or other asset.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Debtor hereby represents and warrants to the Administrative Agent and the Secured Parties as follows:

(a) The security interests in the Collateral granted to the Administrative Agent hereunder constitute valid and continuing security interests in the Collateral.

(b) Each Debtor has full power and authority to grant to the Administrative Agent a security interest in the Collateral pursuant to this Security Agreement and to execute, deliver and perform its Secured Obligations under this Security Agreement.

(c) Upon the filing of financing statements naming each Debtor as “debtor” and the Administrative Agent as “secured party” and describing the Collateral in the filing offices set forth on Schedule I hereto, the security interests in the Collateral granted to the Administrative Agent hereunder will constitute perfected security interests therein to the extent that such security interests can be perfected by the filing of a financing statement.

(d) The Debtors are the legal and beneficial owner of the Collateral free and clear of any lien, claim, option or right of others, except for the security interest created under this Security Agreement.  No effective financing statement or other instrument similar in effect covering all or any part of the Collateral or listing any Debtor as Debtor is on file in any public office, other than those permitted under the Credit Agreement.

(e) Each Debtor has exclusive possession and control of all of its Goods.  All Goods owned by the Debtors are located at 55 Water Street, Floor 50, New York, New York 10041.

(f) No Debtor owns Equity Interests in any other Person, other than as specified on Schedule III (as such schedule may be amended or supplemented from time to time).

(g) The Debtors’ chief executive office is located in the State of New York, the jurisdiction of organization of each Debtor is the State of Delaware, and the exact legal name of each Debtor is as set forth in the introductory paragraph of this Security Agreement.

(h) There are no actions pending or threatened by or against any Debtor in which an adverse decision could reasonably be expected to have a material adverse effect upon the financial condition, operating results, assets, operations or business prospects of the Debtor.

(i) Schedule II lists all Commercial Tort Claims owned by each Debtor.

(j) Each Debtor has timely filed all required tax returns and has paid, or has made adequate provisions to pay, all material taxes, except those being contested in good faith and with respect to which adequate reserves are set aside.

(k) No written representation, warranty or other statement of any Debtor in any certificate or written statement given to Administrative Agent contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.

(l) Schedule IV lists all registrations and applications for Intellectual Property which is registered with a Governmental Authority or is the subject of an application for registration and all material unregistered Intellectual Property, in each case which is owned by such Debtor on the Restatement Effective Date and all material Copyright Licenses, Patent Licenses, Trademark Licenses and licenses for Trade Secrets.  Debtor is the current record owner of all Intellectual Property which is registered or the subject of an application that it purports to own.

(i) On the Restatement Effective Date, all material Intellectual Property owned, held or used by such Debtor is valid, subsisting and unexpired, is enforceable by and in the name of such Debtor, has not been abandoned and, to the best of such Debtor’s knowledge, does not infringe the intellectual property rights of any other Person.

(ii) Except as set forth in Schedule IV, on the Restatement Effective Date, none of the material Intellectual Property owned, held or used by such Debtor is the subject of any material licensing or franchise agreement pursuant to which such Debtor is the licensor or franchisor (or sublicensor or subfranchisor).

(iii) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Debtor’s rights in, any Intellectual Property in any material respect.

(iv) No action or proceeding is pending, or, to the knowledge of such Debtor, threatened against such Debtor on the Restatement Effective Date (i) seeking to limit, cancel or question the validity of any Intellectual Property owned, held or used by such Debtor in its own name or Debtor’s ownership interest therein, and (ii) which, if adversely determined, would have a Material Adverse Effect on the value of any Intellectual Property owned, held or used by such Debtor.

(v) To the Debtors’ knowledge, neither the Debtors nor their licensees’ use of the Collateral, nor the conduct of Debtors’ business infringes, dilutes, misappropriates, or otherwise violates any Intellectual Property owned or controlled by any Person.

(m) Schedule V (as such schedule may be amended or supplemented from time to time) lists all Equity Interests and promissory notes that constitute Collateral owned by each Debtor.  No Equity Interest in any partnership or limited liability company that constitutes Collateral (i) is dealt in or traded on a securities exchange or in a securities market, (ii) by its terms expressly provides that it is a Security governed by Article 8 of the UCC,  (iii) is an Investment Company Security, (iv) is held in a Securities Account, or (v) constitutes a Security or a Financial Asset.

(n) Except for the security interests granted hereunder, each of the Debtors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be, the direct owner, beneficially and of record, of the Equity Interests and promissory notes listed on Schedule V (as such schedule may be amended or supplemented from time to time) as owned by such Debtors, (ii) holds the same free and clear of all Liens, other than (A) Liens created by the Loan Documents and (B) Liens expressly permitted pursuant to the Credit Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest or Lien on the Equity Interests and promissory notes which constitute Collateral hereunder other than (A) Liens created by the Loan Documents and (B) Liens expressly permitted pursuant to the Credit Agreement, and (iv) will defend its title or interest thereto or therein against any and all Liens (other than Liens permitted pursuant to this subsection (n)), however arising, of all Persons whomsoever.

(o) Schedule VI (as such schedule may be amended or supplemented from time to time) lists all Deposit Accounts; Securities Accounts; Commodity Accounts owned by each Debtor.

(p) As of the Restatement Effective Date, Schedule VII identifies the following and any changes thereto in the past one (1) year: each Debtor’s corporate (or, if not a corporation, legal) name, its jurisdiction of incorporation or organization, the jurisdiction where the chief executive office or its principal place of business is located, the type of entity, the state organization identification number of such Debtor (if the state of its incorporation or organization provides such organization number) and  its federal employer identification number.  Such Debtor has not in the last one (1) year, and does not, do business or own property under any other name (including any trade name, fictitious business name, assumed name or “doing business as” name) except for those names set forth opposite such Debtor’s name on Schedule VII.  During the preceding one-year period, no Debtor has been a party to any merger, consolidation, capital stock acquisition, or purchase or other acquisition of all or substantially all of the assets of any person or entity, except as set forth on Schedule VII.

ARTICLE IV

COVENANTS

Each Debtor covenants and agrees with the Administrative Agent that, from and after the date of this Security Agreement until all Secured Obligations shall have been indefeasibly Paid in Full:

4.1 Change of Name; Identity or Corporate Structure.  No Debtor shall change its name, identity, corporate structure, or jurisdiction of organization (in each case within the meaning of Article 9 of the UCC) until (i) such Debtor shall have given to the Administrative Agent 10 days’ prior written notice thereof and (ii) with respect to such new name, identity, corporate structure, or jurisdiction of organization, such Debtor shall have taken all action reasonably satisfactory to the Administrative Agent as the Administrative Agent may request to maintain the security interest of the Administrative Agent in the Collateral intended to be granted hereby at all times fully perfected and in full force and effect.

4.2 Delivery of Instruments, Securities, Chattel Paper and Documents.  Each Debtor will (a) deliver to the Administrative Agent promptly following execution of this Security Agreement the originals of all Chattel Paper, Certificated Securities and Instruments constituting Collateral owned by it (if any then exist), (b) hold in trust for the Administrative Agent for the benefit of the Secured Parties, upon receipt and immediately thereafter deliver to the Administrative Agent any such Chattel Paper, Certificated Securities and Instruments constituting Collateral, and (c) upon the Administrative Agent’s request, deliver to the Administrative Agent (and thereafter hold in trust for the Administrative Agent for the benefit of the Secured Parties, upon receipt and immediately deliver to the Administrative Agent) any Document evidencing or constituting Collateral.  Delivery of any Certificated Securities and Instruments shall be accompanied by indorsements or documents of transfer in form satisfactory to the Administrative Agent.

4.3 Control of Deposit Accounts and Investment Property.  Each Debtor will execute all such documents and agreements, and take all such actions as are reasonably necessary to establish the Administrative Agent’s “control”

(a) (within the meaning of Section 9-104 of the UCC) over all Deposit Accounts; and

(b) (within the meaning of Section 9-106 of the UCC) over all Securities Accounts, Uncertificated Securities and Commodities Accounts.

4.4 Rights Concerning the Collateral.

(a) The Administrative Agent may inspect any Collateral, all books and records related thereto and the premises upon which the Collateral is located, at any time upon reasonable notice.

(b) After an Event of Default has occurred and is continuing, the Administrative Agent shall have the right to enforce each Debtor’s rights against account debtors and other obligors, to notify such account debtors to make payments directly to the Administrative Agent and to take all actions in connection therewith.

(c) Each Debtor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Debtor and in the name of such Debtor or in its own name, from time to time in the Administrative Agent’s discretion, for the purpose of carrying out the terms of this Security Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Security Agreement.  Each Debtor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  This power of attorney is a power coupled with an interest and shall be irrevocable.

(d) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of the Debtors, each Debtor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any initial or amendment financing statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby (ii) in the case of Deposit Accounts and Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto, (iii) taking all actions necessary to ensure the recordation of appropriate evidence of the liens and security interest granted hereunder in Intellectual Property with any intellectual property registry in which said Intellectual Property is registered or in which an application for registration is pending including, without limitation, the United States Patent and Trademark Office, the United States Copyright Office, the various Secretaries of State, and the foreign counterparts on any of the foregoing, (iv) at any reasonable time, upon request by the Administrative Agent, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place to be designated by the Administrative Agent that is reasonably convenient to both parties and allow inspection of the Collateral by the Administrative Agent, or persons designated by the Administrative Agent, and (v) at the Administrative Agent’s request, appear in and defend any action or proceeding that may affect such Debtor’s title to or the Administrative Agent’s security interest in all or any part of the Collateral.

4.5 Intellectual Property.

(a) Such Debtor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods on which it currently uses such Trademark in order to maintain such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under such Trademark, (iii) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable requirements of Law, (iv) not adopt or use any mark which is confusingly similar to such Trademark unless the Administrative Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Security Agreement, and (v) not knowingly (nor knowingly permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any material Trademark is likely to become invalidated or impaired in any way.

(b) Such Debtor (either itself or through licensees) will not knowingly do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

(c) Such Debtor (either itself or through licensees) shall not (and shall not permit any licensee or sublicensee thereof ) to do any act or knowingly omit to do any act whereby any such material Copyright owned, held or used by the Debtors  may become invalidated or otherwise impaired or fall into the public domain.

(d) Such Debtor (either itself or through licensees) will not knowingly do any act that uses any Intellectual Property owned, held or used by such Debtor to infringe the intellectual property rights of any other Person.

(e) Such Debtor will promptly notify the Administrative Agent and the Lenders if it knows, or has a reasonable basis for knowing, that any application or registration relating to any material Intellectual Property owned, held or used by such Debtor in its own name is likely to become forfeited, abandoned or dedicated to the public, or of any adverse determination (including, without limitation, the institution of, or any such determination in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Debtor’s ownership of, or the validity of, any material Intellectual Property owned, held or used by such Debtor in its own name, or such Debtor’s right to register the same or to own and maintain the same.

(f) Promptly upon such Debtor’s acquisition or creation of any copyrightable work, invention, trademark or other material Intellectual Property, such Debtor shall apply for registration thereof with the United States Copyright Office or the United States Patent and Trademark Office and any other appropriate office.  Whenever such Debtor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Debtor shall report such filing to the Administrative Agent within 5 Business Days after the last day of the fiscal quarter in which such filing occurs.  Upon request of the Administrative Agent, such Debtor shall promptly execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s and the Lenders’ security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Debtor relating thereto or represented thereby.

(g) Such Debtor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each material application (and to pursue the relevant registration) and to maintain each registration of the material Intellectual Property owned by such Debtor in its own name, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(h) In the event that any material Intellectual Property owned, held or used by such Debtor is infringed, misappropriated or diluted by a third party, such Debtor shall take such actions as such Debtor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property, including, if such Intellectual Property is of material economic value, to promptly notify the Administrative Agent after it learns thereof and sue for infringement, misappropriation or dilution, to seek injunctive relief where appropriate and to recover any and all damages for such infringement, misappropriation or dilution.

(i) Such Debtor agrees that, should it obtain an ownership interest in any item of Intellectual Property which is not, as of the Restatement Effective Date, a part of the Collateral (the “After-Acquired Intellectual Property”), (i) the provisions of Article II shall automatically apply thereto, (ii) any such After-Acquired Intellectual Property, shall automatically become part of the Collateral, (iii) it shall give prompt (and, in any event within five Business Days after the last day of the fiscal quarter in which such Debtor acquires such ownership interest) written notice thereof to the Administrative Agent in accordance with Section 4.5(f), and (iv) it shall provide the Administrative Agent promptly (and, in any event within five Business Days after the last day of the fiscal quarter in which such Debtor acquires such ownership interest) with an amended Schedule IV and take the actions specified in Section 4.5(j).

(j) Such Debtor agrees to promptly execute from time to time an Intellectual Property Security Agreement with respect to its Intellectual Property in such form reasonably requested by the Administrative Agent in order to record the security interest granted herein to the Administrative Agent for the ratable benefit of the Secured Parties with the United States Patent and Trademark Office, the United States Copyright Office, and any other applicable Governmental Authority, and such Intellectual Property Security Agreement shall be executed and delivered pursuant to Section 6.16 of the Credit Agreement with respect to any Intellectual Property identified on Schedule IV as of the Restatement Effective Date.

(k) Such Debtor shall take all steps reasonably necessary to protect the secrecy of all Trade Secrets material to its business, including entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents.

4.6 Schedules.

(a) Each Debtor will furnish to the Administrative Agent from time to time statements and supplemental schedules further identifying and describing the assets and property of such Debtor and such other reports in connection therewith as the Administrative Agent may reasonably request, all in reasonable detail;

(b) Each Debtor will furnish to the Administrative Agent supplemental schedules immediately upon the acquisition by such Debtor after the Restatement Effective Date of Collateral to be listed on such schedule; provided, however, that any failure to deliver such supplemental schedules shall not limit or otherwise affect the rights of the Administrative Agent set forth herein or the security interest in any such Collateral granted hereby.

(c) Representations and warranties set forth herein relating to Collateral listed on any schedule hereto shall be deemed to be made upon the delivery by the Debtors of the corresponding supplemental schedule pursuant to Section 4.6(b).

4.7 Partnership and Limited Liability Company Interests.  Each Debtor agrees that, upon the reasonable request of the Administrative Agent, it shall amend or otherwise modify, to the extent necessary (as reasonably determined by the Administrative Agent) the limited liability company agreement, operating agreement, membership agreement, partnership agreement or similar agreement (as amended, restated, supplemented or otherwise modified from time to time, a “Partnership/LLC Agreement”) of any Issuer to permit Debtor, in its capacity as a member, manager or partner, as applicable, under each such Partnership/LLC Agreement, to pledge all of, and grant and collaterally assign a security interest in, all Collateral in which such Debtor has rights to the Administrative Agent, for the benefit of the Secured Parties, without any further consent, approval or action by any other party, including, without limitation, any other party to any Partnership/LLC Agreement or otherwise.  Each Debtor agrees that so long as this Security Agreement remains in effect, no Partnership/LLC Agreement shall be amended in any manner such that any Pledged Equity by its terms shall expressly provide that it is a Security governed by Article 8 of the UCC or otherwise amended to modify the provisions of this Section 4.7 without the prior written consent of the Administrative Agent.

4.8 Further Assurances.  At any time and from time to time, upon the request of the Administrative Agent, each Debtor will promptly and duly execute and deliver any and all such further instruments, endorsements, and other documents, make such filings, give such notices and take such further action as the Administrative Agent may reasonably deem necessary in order to obtain the full benefits of this Security Agreement and to exercise all of the rights, remedies and powers herein granted, including, without limitation, the filing of any financing statements, in form acceptable to the Administrative Agent under the Uniform Commercial Code in effect in any jurisdiction with respect to the security interests granted hereby.  Each Debtor also hereby authorizes the Administrative Agent and its counsel to file any financing or continuation statements and amendments thereto, in all jurisdictions and with all filing offices as the Administrative Agent may determine are necessary to perfect the security interest granted by this Security Agreement.  Such financing statements may describe the collateral in the same manner as described in this Security Agreement or may contain an indication or description of collateral that describes such property as “all assets, whether now owned or hereafter acquired” or “all personal property, whether now owned or hereafter acquired” or with words of similar meaning.

4.9 Agreement to be Bound.  Each Debtor that is not a party to the Credit Agreement hereby agrees to be bound by each and all of the terms and provisions of the Credit Agreement applicable to such Debtor. Without limiting the generality of the foregoing, by its execution and delivery of this Security Agreement, each Debtor hereby: (a) makes to the Administrative Agent and Lenders each of the representations and warranties set forth in the Credit Agreement applicable to such Debtor fully as though such Debtor were a party thereto, and such representations and warranties are incorporated herein by this reference, mutatis mutandis; and (b) agrees and covenants (i) to do each of the things set forth in the Credit Agreement that the Borrower agrees and covenants to cause any Debtor to do, and (ii) to not do each of the things set forth in the Credit Agreement that the Borrower agrees and covenants to cause any Debtor  not to do, in each case, fully as though such Debtor was a party thereto, and such agreements and covenants are incorporated herein by this reference, mutatis mutandis.

ARTICLE V

REMEDIES

5.1 Rights and Remedies Generally.  If any Event of Default shall have occurred and be continuing, the Administrative Agent may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it at law or in equity, all the rights and remedies of a secured party on default under the Uniform Commercial Code of any applicable jurisdiction.

5.2 Additional Rights and Remedies.  Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Obligations, or by Law (including, but not limited to, levy of attachment, garnishment and the rights and remedies set forth in the Uniform Commercial Code of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC:

(a) regardless of whether the Uniform Commercial Code is the law of the jurisdiction where the rights and remedies are asserted and regardless of whether the UCC applies to the affected Collateral), and further, the Administrative Agent may, with or without judicial process or the aid and assistance of others, and without demand advertisement, notice, hearing or process of law, all of which each Debtor hereby waives to the fullest extent permitted by Law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale (which in the case of a private sale, shall be to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof), at any exchange or broker’s board or elsewhere, by one or more contracts, in one or more parcels, for money, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements).  Each Debtor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale.  Neither the Administrative Agent’s compliance with applicable Law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale. To the extent the rights of notice cannot be legally waived hereunder, each Debtor agrees that any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Debtors in accordance with the notice provisions of Section 10.02 of the Credit Agreement at least ten (10) days before the time of sale or other event giving rise to the requirement of such notice.  The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  The Administrative Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent not prohibited by applicable Law, any Secured Party may be a purchaser at any such sale. To the extent not prohibited by applicable Law, each of the Debtors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable Law, the Administrative Agent may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by Law, be made at the time and place to which the sale was postponed, or the Administrative Agent may further postpone such sale by announcement made at such time and place.

(b) Upon the occurrence and during the continuance of an Event of Default, each Debtor (A) hereby authorizes and instructs, without any other or further instructions from such Debtor, each Issuer of any Pledged Equity to comply with all written instructions received by it from the Administrative Agent stating that an Event of Default has occurred and is continuing to the extent such instructions are otherwise in accordance with the terms of this Security Agreement and (B) agrees that such Issuer shall be fully protected in so complying during the period from such Issuer’s receipt of such notice to such Issuer’s subsequent receipt of notice that such Event of Default is no longer continuing.

(c) Subject to any restrictions or limitations set forth in the Loan Documents, so long as no Event of Default shall exist, each Debtor may (A) exercise any and all voting and other consensual rights pertaining to the Pledged Equity of such Debtor or any part thereof for any purpose not inconsistent with the terms of the Loan Documents and (B) receive and retain any and all dividends, principal or interest paid in respect of the Pledged Equity to the extent such amounts paid are permitted to be paid and so received and retained pursuant to the terms of the other Loan Documents; provided, however, that any and all dividends, interest and other distributions paid or payable other than in cash, and instruments and other property received, receivable or otherwise distributed, in respect of or in exchange for any Pledged Equity shall be (x) Pledged Equity, (y) promptly delivered (with any necessary endorsement) to the Administrative Agent as Collateral (to the extent that delivery of such Collateral is otherwise required hereunder), and (z) if received by such Debtor, deemed received in trust for the benefit of the Administrative Agent and be forthwith delivered to the Administrative Agent within a reasonable period as Pledged Equity in the same form as so received (with any necessary endorsement).

(d)  Upon the occurrence and during the continuance of an Event of Default:

(i) All rights of a Debtor to exercise the voting and other consensual rights which such Debtor would otherwise be entitled to exercise pursuant to clause (c)(A) above shall cease and all such rights shall thereupon become vested in the Administrative Agent which shall then have the sole right to exercise such voting and other consensual rights.

(ii) All rights of a Debtor to receive the dividends, principal and interest payments which it would otherwise be authorized to receive and retain pursuant to clause (c)(B) above shall cease and all such rights shall thereupon be vested in the Administrative Agent which shall then have the sole right to receive and hold as Collateral such dividends, principal and interest payments.

(iii) All dividends, principal and interest payments which are received by a Debtor contrary to the provisions of clause (c)(B) above shall be (1) received in trust for the benefit of the Administrative Agent, (2) segregated from other property or funds of such Debtor and (3) forthwith paid over to the Administrative Agent as Collateral in the exact form received, to be held by the Administrative Agent as Collateral and as further collateral security for the Obligations.

(iv) The Administrative Agent or its designee shall have the right (but not the obligation) to be substituted for a Debtor, in its capacity as a member, manager or partner, as applicable, under the applicable operating agreement, and the Administrative Agent shall have all rights, powers and benefits of such Debtor as a member, manager or partner, as applicable, under such operating agreement. For the avoidance of doubt, such rights, powers and benefits of a substituted member, manager or partner shall include all voting and other rights and not merely the rights of an economic interest holder. So long as this Security Agreement remains in effect, no further consent, approval or action by any other party including, without limitation, any other party to such operating agreement or otherwise shall be necessary to permit the Administrative Agent or its designee to be substituted as a member, manager or partner pursuant to this paragraph. The rights, powers and benefits granted pursuant to this paragraph shall inure to the benefit of the Secured Parties and their respective successors, assigns and designated agents, as intended third party beneficiaries.

5.3 Restricted Securities Collateral.

(a) Each Debtor acknowledges and agrees that any offer to sell any Pledged Equity which has been (A) publicly advertised on a bona fide basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such offer may be advertised without prior registration under the Securities Act), or (B) made privately in the manner described above shall be deemed to involve a “public sale” under the UCC, notwithstanding that such sale may not constitute a “public offering” under the Securities Act, and the Administrative Agent may, in such event, bid for the purchase of such securities.

(b) Notwithstanding the foregoing, each Debtor acknowledges and agrees that the Administrative Agent may be unable to effect a public sale of Securities Act and applicable state securities Laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Debtor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Restricted Securities Collateral for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so. any or all certain of the Collateral unless and until such Collateral has been registered under the provisions of the Securities Act (any such Collateral, the “Restricted Securities Collateral”), by reason of certain prohibitions contained in the Securities Act and applicable state securities Laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Debtor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Restricted Securities Collateral for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) Each Debtor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be reasonably necessary to make such sale or sales of all or any portion of the Restricted Securities Collateral valid and binding and in compliance with any and all other applicable Laws.

(d) In addition to all other rights and remedies hereunder, for the sole purpose of enabling the Administrative Agent, on behalf of the Secured Parties, to exercise its rights and remedies as to the Collateral under Article V and in addition to such rights and remedies, the Debtors hereby grant to the Administrative Agent on behalf of the Secured Parties nonexclusive, worldwide, royalty-free  license (or sublicense) to use and exercise Debtors’ rights in or to any of the Debtors’ Intellectual Property whether or not included in the Collateral, without payment of royalty or other compensation to the Debtors’.  This license is subject to the following: (A) to the extent that this license is a sublicense of the Debtors’ rights as a licensee under any Intellectual Property license (the “primary license”), this license is subject to any limitations in the primary license, (B) for licensed Trademarks, this license is subject to Debtors’ reasonable standards of quality control, as necessary to avoid the risk of invalidation of the Trademarks, (C) the license is irrevocable until termination of this Security Agreement but any sublicenses issued by the Administrative Agent during the term of the license shall survive.  In connection with the Administrative Agent’s exercise of its rights and remedies under this Section 5.3, the Debtors’ will, at the Administrative Agent’s request, and to the extent within the Debtors’ power and authority, give the Administrative Agent access to all software or data used for the management of the Collateral or any Intellectual Property licensed to the Administrative Agent under this Section 5.3(d) and access to all media in which any of such software, data, or Intellectual Property may be recorded or stored, and Debtors’ know-how, expertise, and relevant data (such as customer list) regarding the Collateral or the manufacture, sale, distribution or provisions of any goods or services in connection with Intellectual Property Collateral.

5.4 Nonexclusive Nature of Remedies. Failure by the Administrative Agent or any other Secured Party to exercise any right, remedy or option under this Security Agreement, any other Loan Document, any other document relating to the Obligations, or as provided by Law, or any delay by the Administrative Agent or any other Secured Party in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the other Secured Parties shall only be granted as provided herein. To the extent permitted by Law, neither the Administrative Agent, the other Secured Parties, nor any party acting as attorney for the Administrative Agent or the other Secured Parties, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct hereunder as determined by a court of competent jurisdiction by a final and nonappealable judgment. The rights and remedies of the Administrative Agent and the other Secured Parties under this Security Agreement shall be cumulative and not exclusive of any other right or remedy which the Administrative Agent or the other Secured Parties may have.

5.5 Retention of Collateral. In addition to the rights and remedies hereunder, the Administrative Agent may, in compliance with Sections 9-620 and 9-621 of the UCC or otherwise complying with the requirements of applicable Law of the relevant jurisdiction, accept or retain the Collateral in satisfaction of the Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have retained any Collateral in satisfaction of any Obligations for any reason.

5.6 Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the other Secured Parties are legally entitled, the Debtors shall be jointly and severally liable for the deficiency, together with interest thereon at the Default Rate, together with the costs of collection and the fees, charges and disbursements of counsel as provided in the Loan Documents. Any surplus remaining after the full payment and satisfaction of the Obligations shall be returned to the Debtors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

5.7 Proceeds.  The proceeds received by the Administrative Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral shall be applied, together with any other sums held by the Administrative Agent pursuant to this Security Agreement, by the Administrative Agent to the Secured Obligations in such order as the Administrative Agent may determine.  The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Article 9 of the UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account.

ARTICLE VI

GUARANTY

6.1 Guaranty Generally.  Each Debtor (i) reaffirms the guaranty provided pursuant to the Original Security Agreement and (ii) hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, absolutely and unconditionally guarantees to the Administrative Agent, for the benefit of the Secured Parties, the prompt payment and performance when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations until Paid in Full.  Each Debtor further agrees that the Secured Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal.

6.2 Guaranty of Payment.  The guaranty obligations of each Debtor under this Article VI constitute a guaranty of payment and not of collection.  Each Debtor waives any right to require the Administrative Agent or any other Secured Party to sue any Debtor, any other debtor, Debtor or guarantor, or any other Person obligated for all or any part of the Secured Obligations (each, an “Obligated Party”).

6.3 No Discharge or Diminishment of Guaranty.

(a) Except as otherwise provided for herein, the obligations of each Debtor under this Article VI are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the Payment in Full of the Secured Obligations or, subject to Section 6.6, the express release thereof in accordance with the terms of the Credit Agreement), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Secured Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of any Obligated Party; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party; or (iv) the existence of any claim, setoff or other rights which any Debtor may have at any time against any Obligated Party, the Administrative Agent, any other Secured Party or any other Person, whether in connection herewith or in any unrelated transactions.

(b) The obligations of each Debtor hereunder are not subject to any defense (other than the defense of Payment in Full of the Secured Obligations and, subject to Section 6.6, the express release thereof in accordance with the terms of the Credit Agreement) or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Secured Obligations or otherwise, or any provision of applicable Law or regulation purporting to prohibit payment by any Obligated Party, of the Secured Obligations or any part thereof.

(c) Further, the obligations of any Debtor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any remedy with respect to all or any part of the Secured Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Secured Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of the Borrower for all or any part of the Secured Obligations or any obligations of any other guarantor of or other Person liable for any of the Secured Obligations; or (iv) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Secured Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Debtor or that would otherwise operate as a defense available to or a discharge of the Debtors or any other Obligated Party as a matter of law or equity (other than the Payment in Full of the Secured Obligations or, subject to Section 6.6, an express release thereof in accordance with the terms of the Credit Agreement).

6.4 Defenses Waived.  To the fullest extent permitted by applicable Law, each Debtor hereby waives any defense based on or arising out of any defense of the Borrower or any other Obligated Party or the unenforceability of all or any part of the Secured Obligations from any cause, or the cessation from any cause of the liability of the Borrower or any Obligated Party, other than the Payment in Full of the Secured Obligations or, subject to Section 6.6, the existence of an express release of such Debtor’s obligations hereunder in accordance with the terms of the Credit Agreement.  Without limiting the generality of the foregoing, each Debtor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any person against any Obligated Party, or any other Person.  Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, at its election, compromise or adjust any part of the Secured Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, without affecting or impairing in any way the liability of such Debtor  under this Security Agreement except to the extent the Secured Obligations have been Paid in Full or, subject to Section 6.6, such Debtor’s obligations hereunder have been expressly released in accordance with the terms of the Credit Agreement.  To the fullest extent permitted by applicable Law, each Debtor waives any defense arising out of any such election even though that election may operate, pursuant to applicable Law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Debtor against any Obligated Party or any security.

6.5 Rights of Subrogation.  No Debtor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against any Obligated Party until the Payment in Full of the Secured Obligations.

6.6 Reinstatement; Stay of Acceleration.  If at any time any payment of any portion of the Secured Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, each Debtor’s obligations under this Security Agreement with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Administrative Agent is in possession of this guaranty.  If acceleration of the time for payment of any of the Secured Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Secured Obligations shall nonetheless be payable by the Debtors promptly on demand by the Administrative Agent.

6.7 Information.  Each Debtor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Secured Obligations and the nature, scope and extent of the risks that each Debtor  assumes and incurs under this Security Agreement, and agrees that neither the Administrative Agent nor any other Secured Party shall have any duty to advise any Debtor of information known to it regarding those circumstances or risks.

6.8 Maximum Liability.  The provisions of this Article VI are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the guarantee obligations of any Debtor  under this Article VI would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Debtor’s liability hereunder, then, notwithstanding any other provision of this Article VI to the contrary, the amount of such liability shall, without any further action by the Debtors, the Administrative Agent or any other Secured Party, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Debtor’s  “Maximum Liability”).  This Section 6.8 with respect to the Maximum Liability of each Debtor is intended solely to preserve the rights of the Administrative Agent and the other Secured Parties to the maximum extent not subject to avoidance under applicable Law, and no Debtor  nor any other person or entity shall have any right or claim under this Section 6.8 with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Debtor hereunder shall not be rendered voidable under applicable Law.  Each Debtor agrees that the Secured Obligations may at any time and from time to time exceed the Maximum Liability of each Debtor without impairing its guarantee obligations under this Article VI or affecting the rights and remedies of the Administrative Agent or any other Secured Party hereunder;

provided that nothing in this sentence shall be construed to increase any Debtor’s obligations hereunder beyond its Maximum Liability.

6.9 Contribution.  In the event any Debtor  (a “Paying Debtor”) shall make any payment or payments under this Security Agreement, each other Debtor  (each a “Non-Paying Debtor”) shall contribute to such Paying Debtor an amount equal to such Non-Paying Debtor’s “Applicable Percentage” of such payment or payments made by such Paying Debtor.  For purposes of this Article VI, each Non-Paying Debtor’s “Applicable Percentage” with respect to any such payment by a Paying Debtor shall be determined as of the date on which such payment was made by reference to the ratio of (i) such Non-Paying Debtor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Debtor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Debtor from the Borrower after the Closing Date (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Debtors hereunder (including such Paying Debtor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Debtor, the aggregate amount of all monies received by such Debtors from the Borrower after the Closing Date (whether by loan, capital infusion or by other means).  Nothing in this provision shall affect any Debtor’s several liability for the entire amount of the Secured Obligations (up to such Debtor’s Maximum Liability).  Each of the Debtors covenants and agrees that its right to receive any contribution under this Article VI from a Non-Paying Debtor shall be subordinate and junior in right of payment to the Payment in Full of the Secured Obligations.  This provision is for the benefit of the Administrative Agent, the other Secured Parties and the Debtors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

6.10 Liability Cumulative.  The liability of each Debtor under this Article VI is in addition to and shall be cumulative with all liabilities of such Debtor to the Administrative Agent and other Secured Parties under this Security Agreement and the other Loan Documents to which such Debtor is a party or in respect of any obligations or liabilities of the other Loan Parties, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

ARTICLE VII
MISCELLANEOUS

7.1 Advances by Administrative Agent.  On failure of any Debtor to perform any of the covenants or agreements contained herein, the Administrative Agent may, at its sole option and in its sole discretion, perform the same or cause the performance of the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a lien, expenditures made in defending against any adverse claim and all other expenditures which the Administrative Agent may reasonably make for the protection of the security hereof or which the Administrative Agent may be compelled to make by operation of law.  All such sums and amounts so expended shall be repayable by any Debtor promptly upon notice thereof and written demand therefor, shall constitute additional Secured Obligations and shall bear interest from the date that is five business days after the date said amounts are demanded in writing at the Default Rate.  No such performance of any covenant or agreement by the Administrative Agent on behalf of any Debtor and no such advance or expenditure therefor shall relieve such Debtor of any default under the terms of this Security Agreement or the Credit Agreement.

7.2 Notices.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telex, telecopy or telegraph), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand or, in the case of notice given by mail, private courier, overnight delivery service or telecopy, when received, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answerback received, addressed as follows in the case of the Debtors and the Administrative Agent:

The Debtors:	c/o FXCM Holdings, LLC
55 Water Street, Floor 50
New York, NY, 10041
	Attention:	Robert Lande

	Fax:	(212) 901-2142
	Email:	rlande@fxcm.com

and

c/o FXCM Holdings, LLC
55 Water Street, Floor 50
New York, NY, 10041
	Attention:	David Sassoon
	Fax:	(646) 432-2997
	Email:	dsassoon@fxcm.com

The Administrative Agent:	Leucadia National Corporation
520 Madison Avenue
New York, New York 10022
	Attention:	Michael Sharp
Executive Vice President and Secretary
	Fax:	(646) 619-4974
	Email:	MSharp@jefferies.com

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
	Attention:	Sarah M. Ward
	Fax:	(917) 777-2126
	Email:	sarah.ward@skadden.com

Any party hereto may change its address for notices, requests and demands by notice to the other parties in the manner provided in this Section 7.2.

7.3 Amendments and Waivers.  The provisions of this Security Agreement may not be amended, nor may the Debtors take any action herein prohibited or omit to perform any action required hereunder to be performed by it, except with the written consent of the Administrative Agent.

7.4 Costs and Expenses.  The Debtors shall reimburse the Administrative Agent for all of its costs and expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred in connection with the exercise of its rights hereunder on the terms set forth in Section 10.04 of the Credit Agreement. All such expenses shall be secured hereby.

7.5 Additional Debtors.  Each direct or indirect Subsidiary of the Loan Parties that is required to become a party to this Security Agreement pursuant to Section 6.12 of the Credit Agreement shall become a Debtor for all purposes of this Security Agreement upon execution and delivery by such Subsidiary of a counterpart, supplement or joinder in a form satisfactory to the Administrative Agent.

7.6 Successors and Assigns.  This Security Agreement shall be binding upon and inure to the benefit of each Debtor, the Administrative Agent, the other Secured Parties, all future holders of the Secured Obligations and each of their respective successors and assigns, except that the Debtors may not assign or transfer any of their rights or Secured Obligations under this Security Agreement without the prior written consent of the Administrative Agent.  The Administrative Agent may assign or transfer any of its rights hereunder in its sole discretion.  If an assignment is made, the Debtors shall render performance under this Security Agreement to the assignee.  The Debtors waive and will not assert against any assignee any claims, defenses, or setoffs which the Debtors could assert against the Administrative Agent except defenses which cannot be waived.  All agreements, statements, representations and warranties made by the Debtors herein or in any certificate or other instrument delivered by the Debtors or on their behalf under this Security Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of this Security Agreement regardless of any investigation made by the Secured Parties or on their behalf.

7.7 Severability.  In case any provision in or obligation under this Security Agreement or the Secured Obligations shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or Secured Obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

7.8 Enforcement.  By accepting the benefits of this Security Agreement, the Secured Parties expressly acknowledge and agree that this Security Agreement may be enforced only by the action of the Administrative Agent and that no other Secured Party shall have any right individually to seek to enforce or to enforce this Security Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent for the benefit of the Secured Parties upon the terms of this Security Agreement; provided, however, any obligation or duty of Administrative Agent to exercise any powers hereby conferred upon it shall be subject to the terms and conditions of the Credit Agreement and the other Loan Documents.

7.9 Effectiveness.  This Security Agreement shall become effective on the date on which each Debtor and the Administrative Agent shall have signed a counterpart hereof.

7.10 GOVERNING LAW.  THIS SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SECURITY AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.11 SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.  EACH DEBTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY HAVE AS OF THE CLOSING DATE OR THEREAFTER TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION; AND

(d) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION 7.11 ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OTHER THAN, IN THE CASE OF PUNITIVE DAMAGES, WITH RESPECT TO ANY SECURED PARTY OR THE ADMINISTRATIVE AGENT WHICH ENGAGES IN WILLFUL MISCONDUCT.

7.12 WAIVERS OF JURY TRIAL.  EACH DEBTOR AND THE ADMINISTRATIVE AGENT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL

ACTION OR PROCEEDING RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

7.13 Counterparts.  This Security Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

7.14 Release upon Disposition.  Upon any disposition of Collateral permitted by the Credit Agreement, the security interest granted herein on such Collateral shall be deemed to be automatically released and such Collateral shall automatically revert to the Debtors with no further action on the part of any party.  The Administrative Agent shall, at the Debtors’ expense, execute and deliver or otherwise authorize the filing of such documents as the Debtors shall reasonably request, in form and substance reasonably satisfactory to the Administrative Agent, including financing statement amendments to evidence such release.

7.15 Termination.   At such time as the Secured Obligations shall have been Paid in Full, the Collateral shall be released from the security interest created hereby, and this Security Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and the Debtors hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Debtor.  At the request and sole expense of the Debtors following any such termination, the Administrative Agent shall deliver to the Debtors any Collateral held by the Administrative Agent hereunder, and execute and deliver to the Debtors such documents as the Debtors shall reasonably request to evidence such termination.

7.16 Effect of Restatement; No Novation.  On the Restatement Effective Date, the Original Security Agreement will be amended and restated as set forth in this Security Agreement. The parties hereto acknowledge and agree, however, that (a) this Security Agreement and all other Loan Documents executed and delivered herewith do not constitute a novation, payment and reborrowing or termination of the Secured Obligations under and as defined in the Original Security Agreement or under the other Loan Documents as in effect prior to the Restatement Effective Date, (b) such Secured Obligations are in all respects continuing with only the terms being modified as provided in this Security Agreement and the other Loan Documents, (c) the Guaranty is in all respects continuing and remain in full force and effect with respect to all Secured Obligations, (d) the Liens and security interests in favor of the Administrative Agent for the benefit of the Secured Parties securing payment of such Obligations are in all respects continuing and in full force and effect with respect to all Secured Obligations and (e) all references in the other Loan Documents to the “Security Agreement” or other reference originally applicable to the Original Security Agreement shall be deemed to refer without further amendment to this Security Agreement, as amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

(Remainder of page intentionally left blank)

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed as of the date first above written.

FXCM HOLDINGS, LLC, as a Borrower

By:	FXCM Inc., its Managing Member

By:	/s/ Dror Niv
	Name:	Dror Niv
	Title:	Chief Executive Officer

FXCM NEWCO, LLC, as a Borrower

By:	FXCM Holdings, LLC, its Managing Member By: FXCM Inc., its Managing Member

By:	/s/ Dror Niv
	Name:	Dror Niv
	Title:	Chief Executive Officer

FOREX TRADING L.L.C., as a Debtor

By:	FXCM Holdings, LLC, its Manager By: FXCM Inc., its Managing Member

By:	/s/ Dror Niv
	Name:	Dror Niv
	Title:	Chief Executive Officer

FXCM SYSTEMS, LLC, as a Debtor

By:	FXCM Holdings, LLC, its Manager By: FXCM Inc., its Managing Member

By:	/s/ Dror Niv
	Name:	Dror Niv
	Title:	Chief Executive Officer

YOZMA LLC, as a Debtor

By:	FXCM Holdings, LLC, its Manager By: FXCM Inc., its Managing Member

By:	/s/ Dror Niv
	Name:	Dror Niv
	Title:	Chief Executive Officer

[Signature page to Amended and Restated Security and Guaranty Agreement]

FINANCIAL HORIZONS CAPITAL, LLC, as a Debtor

By:	FXCM Holdings, LLC, its Manager By: FXCM Inc., its Managing Member

By:	/s/ Dror Niv
	Name:	Dror Niv
	Title:	Chief Executive Officer

HORIZONS FUNDING, LLC, as a Debtor

By:	Financial Horizons Capital, LLC, its Manager By: FXCM Holdings, LLC, its Manager By: FXCM Inc., its Managing Member

By:	/s/ Dror Niv
	Name:	Dror Niv
	Title:	Chief Executive Officer

FXCM PARTNERS, LLC, as a Debtor

By:	FXCM Holdings, LLC, its Manager By: FXCM Inc., its Managing Member

By:	/s/ Dror Niv
	Name:	Dror Niv
	Title:	Chief Executive Officer

[Signature page to Amended and Restated Security and Guaranty Agreement]

LEUCADIA NATIONAL CORPORATION, as the Administrative Agent

By:	/s/ Michael J. Sharp
	Name:	Michael J. Sharp
	Title:	EVP & GC

[Signature page to Amended and Restated Security and Guaranty Agreement]

Schedule I to Security Agreement

Locations of Filing Offices

Secretary of State of the State of Delaware

Schedule II to Security Agreement

Commercial Tort Claims

None.

Schedule III to Security Agreement

Ownership Interests

Debtor	Equity Interest
FXCM Holdings, LLC	FXCM Newco, LLC
FXCM Newco, LLC
Faros Trading, LLC (50.1%)
Yozma LLC
Technementals Technologies EAD
Online Courses, LLC
Financial Horizons Capital, LLC
FXCM Japan Securities Co., Ltd.
FXCM Markets Limited
Forex Trading L.L.C.
FXCM Partners, LLC
ODL Group Limited
FXCM UK Merger Limited
V3 Markets, LLC (50.1%)
Forex Capital Markets LLC
FXCM Systems, LLC

Yozma LLC	*****
Financial Horizons Capital, LLC	Horizons Funding, LLC
Horizons Funding, LLC	None
Forex Trading L.L.C.	FXCM Asia Limited Forex Capital Markets Limited FXCM Asia Pacific Pty Ltd FXCM Australia Limited FXCM Bullion Limited FXCM DMCC FXCM UK Holdings Limited Orchid Hill Consulting Limited
FXCM Partners, LLC	None
FXCM Systems, LLC	FXCM Seoul, LLC

[***** Omitted in SEC EDGAR filing]

Schedule IV to Security Agreement

Intellectual Property

None.

Schedule V to Security Agreement1

Part I

Pledged Equity

Name of Debtor	Name of Issuer	% of Total Equity Interests Outstanding Owned by Debtor	% of Total Equity Interests Outstanding Pledged by Debtor
FXCM Holdings, LLC	FXCM Newco, LLC	100%	100%
FXCM Newco, LLC	Faros Trading, LLC	50.1%	50.1%
FXCM Newco, LLC	Yozma LLC	100%	100%
FXCM Newco, LLC	Technementals Technologies (Bulgaria) EAD	100%	65%
FXCM Newco, LLC	Online Courses, LLC	100%	100%
FXCM Newco, LLC	Financial Horizons Capital, LLC	100%	100%
FXCM Newco, LLC	FXCM Japan Securities Co., Ltd.	100%	65%
FXCM Newco, LLC	FXCM Markets Limited	100%	65%
FXCM Newco, LLC	Forex Trading L.L.C.	100%	100%
FXCM Newco, LLC	FXCM Partners, LLC	100%	100%
FXCM Newco, LLC	ODL Group Limited	100%	65%
FXCM Newco, LLC	FXCM UK Merger Limited	100%	65%
FXCM Newco, LLC	V3 Markets, LLC	50.1%	50.1%
FXCM Newco, LLC	Forex Capital Markets LLC	100%	100%
FXCM Newco, LLC	FXCM Systems, LLC	100%	100%
Yozma LLC	*****	*****	*****
Financial Horizons Capital, LLC	Horizons Funding, LLC	100%	100%
Forex Trading L.L.C.	FXCM Asia Limited	100%	65%
Forex Trading L.L.C.	Forex Capital Markets Limited	100%	65%
Forex Trading L.L.C.	FXCM Asia Pacific Pty Ltd	100%	65%
Forex Trading L.L.C.	FXCM Australia Limited	100%	65%
Forex Trading L.L.C.	FXCM Bullion Limited	100%	65%
Forex Trading L.L.C.	FXCM DMCC	100%	65%
Forex Trading L.L.C.	FXCM UK Holdings Limited	100%	65%
Forex Trading L.L.C.	Orchid Hill Consulting Limited	100%	65%
FXCM Systems, LLC	FXCM Seoul, LLC	100%	65%

[***** Omitted in SEC EDGAR filing]

_____________________________

1 This Schedule V is to be updated pursuant to the terms of Section 6.16 of the Credit Agreement.

Part II

Pledged Notes

Current Amounts Due to FXCM Holdings, LLC

*****

Current Amounts Due to FXCM Newco, LLC

*****

Amounts payable to Horizons Funding LLC

*****

[***** Omitted in SEC EDGAR filing]

Schedule VI to Security Agreement

 Deposit Accounts; Securities Accounts; Commodity Accounts

Deposit Accounts

Debtor	Account Number	Bank Name/ Branch Address	Purpose of Account
FXCM Holdings, LLC	***** *****	Bank of America N.A. / New York, New York Bank Hapoalim / 1177 Avenue of the Americas, New York, NY 10036	Operating
FXCM Newco, LLC	*****	N/A	N/A
Yozma LLC	*****	Bank of America N.A. / New York, New York	Operating
Financial Horizons Capital, LLC	*****	Bank of America N.A. / New York, New York	Operating
Horizons Funding, LLC	*****	Bank of America N.A. / New York, New York	Operating
Forex Trading L.L.C.	*****	Bank of America N.A. / New York, New York	Operating
FXCM Partners, LLC	*****	Bank of America N.A. / New York, New York	Operating
FXCM Systems, LLC	*****	Bank of America N.A. / New York, New York	Operating

Securities Accounts

None.

Commodity Accounts

None.

[***** Omitted in SEC EDGAR filing]

Schedule VII to Security Agreement

Changes to Legal Name; Other Organizational Changes

Debtor	Jurisdiction of Organization	Organizational Identification Number	U.S. Taxpayer Identification Number	Changes
FXCM Holdings, LLC	Delaware	*****	*****	N/A
FXCM Newco, LLC	Delaware	*****	*****2	N/A
Yozma LLC	Delaware	*****	*****	N/A
Financial Horizons Capital, LLC	Delaware	*****	*****	N/A
Horizons Funding, LLC	Delaware	*****	*****	N/A
Forex Trading L.L.C.	Delaware	*****	*****	N/A
FXCM Partners, LLC	Delaware	*****	*****	N/A
FXCM Systems, LLC	Delaware	*****	*****	N/A

Trade names, fictitious business name, assumed name or “doing business as” names

None.

Mergers, consolidations, capital stock acquisitions, or purchases or other acquisitions of all or substantially all of the assets of any person or entity

•
FXCM Holdings, LLC’s subsidiary, Infinite FX, LLC purchased select assets and liabilities of Infinium Capital Holdings LLC and affiliates.  Those assets and liabilities were eventually transferred to V3 Markets, LLC, which FXCM Holdings, LLC has a 50.1% interest in.

[***** Omitted in SEC EDGAR filing]

________________________

2 To be provided on a post-closing basis.